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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-33659 of The Dial Corporation on Form S-3 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 28, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona

October 15, 1997